EXHIBIT 4.1

(Multicurrency—Cross Border)

ISDA®
International Swap Dealers Association, Inc.

MASTER AGREEMENT

Dated as of February 22, 2006
Between

UBS AG, a banking corporation organized under the laws of Switzerland	And	PAXSON COMMUNICATION
CORPORATION, a
corporation organized
under the laws of the
State of Delaware (the
“Company”), and each of
its subsidiaries listed
in Annex A to the
Schedule hereto, as
amended from time to
time (each a
“Subsidiary”, the
Company and each
Subsidiary, each a
“Counterparty” and
collectively the
“Counterparties”)

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those

Transactions.

Accordingly, the parties agree as follows:—

1. Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such

Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master

Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2. Obligations

(a) General Conditions.

(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the

relevant Confirmation or elsewhere in this Agreement. (iii)	Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) Netting. If on any date amounts would otherwise be payable:—

(i) in the same currency; and

(ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the

Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii)

above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d) Deduction or Withholding for Tax.

(i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:—

(1) promptly notify the other party (“Y”) of such requirement;

(2) pay to the relevant authorities the full amount required to be deducted or withheld

(including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to

Y to the extent that it would not be required to be paid but for:—

(A) the failure by Y to comply with or perform any agreement contained in

Section 4(a)(i), 4(a)(iii) or 4(d); or

(B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and

(ii)	true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a
Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.
Liability. If:—

(1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2) X does not so deduct or withhold; and

(3) a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early

Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest

(before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3. Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:—

(a) Basic Representations.

(i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii)	Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

(iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual

restriction binding on or affecting it or any of its assets; (iv)	Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency,

moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge,

Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support

Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its

Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body,

agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4. Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this

Agreement or under any Credit Support Document to which it is a party:—

(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:—

(i) any forms, documents or certificates relating to taxation specified in the Schedule or any

Confirmation; (ii) (iii)	any other documents specified in the Schedule or any Confirmation; and upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand),

with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification,

in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this

Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f)

to be accurate and true promptly upon learning of such failure.

(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated,

organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp

Tax Jurisdiction with respect to the other party.

5. Events of Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit

Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:—

(i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this

Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under

Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of

such failure is given to the party; (iii)	Credit Support Default.

(1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement

(in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in

(iv)	whole or in part, or challenges the validity of, such Credit Support Document; Misrepresentation. A representation (other than a representation under Section 3(e) or (f))

made or repeated or deemed to have been made or repeated by the party or any Credit Support

Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi)	Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable

Specified Entity of such party under one or more agreements or instruments relating to Specified

Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified

Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively)

in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

(vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified

Entity of such party:—

(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(6) seeks or becomes subject to the appointment of an administrator, provisional liquidator,

conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1)

to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii)	Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:—

(1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit

Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax

Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event

Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—

(i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):—

(1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit

Support Document relating to such Transaction;

(ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law,

the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e),

6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under

Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iii) Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled

Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable

Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or

(2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount

(other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

(iv) Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such

Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action

(and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

(v) Additional Termination Event. If any “Additional Termination Event” is specified in the

Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the

Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6. Early Termination

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting

Party”) may, by not more than 20 days’ notice to the Defaulting Party specifying the relevant Event of Default,

designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in

Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) Right to Terminate Following Termination Event.

(i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably

require. (ii)	Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(1) or a Tax

Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the

Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within

30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

(iv) Right to Terminate. If:—

(1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an

Affected Party gives notice under Section 6(b)(i); or

(2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional

Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger,

any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event

Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination

Date in respect of all Affected Transactions.

(c) Effect of Designation.

(i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early

Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii)	Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount,

if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d) Calculations.

(i) Statement. On or as soon as reasonably practicable following the occurrence of an Early

Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e)

and will provide to the other party a statement (1) showing, in reasonable detail, such calculations

(including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such

quotation. (ii)	Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default)

and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination

Event). Such amount will be paid together with (to the extent permitted under applicable law)

interest thereon (before as well as after judgment) in the Termination Currency, from (and including)

the relevant Early Termination Date to (but excluding) the date such amount is paid, at the

Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation”

or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation”

or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early

Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i) Events of Default. If the Early Termination Date results from an Event of Default:—

(1) First Method and Market Quotation. If the First Method and Market Quotation apply, the

Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the

Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts

owing to the Defaulting Party.

(2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.

(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply,

an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the

Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency

Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination

Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting

Party.

(4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting

(ii)	Party. Termination Events. If the Early Termination Date results from a Termination Event:—

(1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting

Party will be deemed to be references to the Affected Party and the party which is not the

Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(2) Two Affected Parties. If there are two Affected Parties:—

(A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the

Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid

Amounts owing to Y; and

(B) if Loss applies, each party will determine its Loss in respect of this Agreement (or,

(iii)	if fewer than all the Transactions are being terminated, in respect of all Terminated
Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower
Loss (“Y”).
If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.
Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7. Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:—

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8. Contractual Currency

(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual

Currency will not be discharged or satisfied by any tender in any currency other than the Contractual

Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed,

acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual

Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement.

If for any reason the amount in the Contractual Currency so received falls short of the amount in the

Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this

Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual

Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual

Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9. Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) Counterparts and Confirmations.

(i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this

Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10. Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the

Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11. Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including,

but not limited to, costs of collection.

12. Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—

(i) if in writing and delivered in person or by courier, on the date it is delivered;

(ii) if sent by telex, on the date the recipient’s answerback is received;

(iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile

machine); (iv)	if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business

Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to

it.

13. Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement

(“Proceedings”), each party irrevocably:—

(i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the

United States District Court located in the Borough of Manhattan in New York City, if this

Agreement is expressed to be governed by the laws of the State of New York; and

(ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction

(outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this

Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets

(whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any

Proceedings.

14. Definitions

As used in this Agreement:—

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax

Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Applicable Rate” means:—

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii))

by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date

(determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for

Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

“Burdened Party” has the meaning specified in Section 5(b).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

“Defaulting Party” has the meaning specified in Section 6(a).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

“Illegality” has the meaning specified in Section 5(b).

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient

(including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this

Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified,

as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to

Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or

6(e)(ii)(2)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under

Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number)

or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement

Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference

Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time

(without regard to different time zones) on or as soon as reasonably practicable after the relevant Early

Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost)

to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party’s head or home office.

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this

Agreement and (d) in relation to any payment, from or through which such payment is made.

“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i)

with respect to a Transaction.

“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of:—

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each

Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined;

and

(b) such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

“Specified Entity” has the meaning specified in the Schedule.

“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future,

contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support

Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction,

cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified

Transaction in this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a

Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions

(in either case) in effect immediately before the effectiveness of the notice designating that Early Termination

Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).

“Termination Currency” has the meaning specified in the Schedule.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination

Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other

Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such

Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of

(a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination

Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated

Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for

Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged,

it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

UBS AG	PAXSON COMMUNICATIONS
CORPORATION (a Delaware corporation)

By:	By:
Name:	Name: Richard Garcia
Title:	Title: Senior Vice President and Chief Financial Officer

Date: February 22, 2006	Date: February 22, 2006

SCHEDULE

to the

ISDA MASTER AGREEMENT

dated as of

February 22, 2006

between

UBS AG

a banking corporation organized under the laws of Switzerland

(“UBS”)

and

PAXSON COMMUNICATION CORPORATION

a corporation organized under the laws of the State of Delaware (the “Company”), and each of its subsidiaries listed in Annex A, as amended from time to time (each a “Subsidiary”, the Company and each Subsidiary, each a “Counterparty” and collectively the “Counterparties”).

Agreement to act as Joint and Several Obligors:

Each Counterparty joins in the execution of this Agreement as a direct obligor with respect to UBS with joint and several liability among each Counterparty.

The parties hereto agree that:

(a)	UBS may render all performance, including without limitation, the making of any payments and the giving of any notices, to the Company only, unless otherwise agreed between the parties and such performance shall satisfy all obligations to all Counterparties;

(b)	the Company may act on behalf of each Counterparty for purposes of agreeing to, with UBS, the entering into of any Transaction and any amendment or waiver in respect of this Agreement, and each Counterparty hereby agrees that any such Transaction, amendment or waiver agreed to by the Company and UBS will be binding upon each Counterparty. This appointment is coupled with an interest and is irrevocable; and

(c)	for purposes of Section 5, and the provisions of the Agreement, including this Schedule, pertaining thereto, the references therein to “party” shall be deemed to mean, on the one hand (i) UBS and on the other hand (ii) any one or more Counterparties in respect of which the aggregate of the Fair Market Values (as defined in each of the Indenture and the Loan Agreement) of each such Counterparty’s or Counterparties’ assets is greater than or equal to 10 per cent of the Station Value (as defined in each of the Indenture and the Loan Agreement) specified in the most recently delivered Station Appraisal (as defined in each of the Indenture and the Loan Agreement) (such Counterparty or combination of Counterparties, a “Significant Counterparty”).

(d)	this Agreement shall govern only those transactions entered into on the date hereof and shall not apply to any other transactions between the parties.

Termination Provisions.

“Specified Entity”

means, in relation to UBS, none for the purpose of Sections 5(a)(v), 5(a)(vi), 5(a)(vii) and 5(b)(iv); and

means, in relation to each Counterparty, none for the purpose of Sections 5(a)(v), 5(a)(vi), 5(a)(vii) and 5(b)(iv).

“Specified Transaction” will have the meaning specified in Section 14.

The “Cross Default” provisions of Section 5(a)(vi) will apply to UBS and will apply to each Counterparty, provided that (i) the phrase “or becoming capable at such time of being declared” shall be deleted from clause (1) of such Section 5(a)(vi); and (ii) the following language shall be added to the end thereof: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (i) the default was caused solely by error or omission of an administrative or operational nature; (ii) funds were available to enable the party to make the payment when due; and (iii) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay.”

“Specified Indebtedness” will have the meaning specified in Section 14.

“Threshold Amount” means, in relation to UBS, an amount equal to 2% of shareholders’ equity (howsoever described) of UBS as shown on the most recent annual audited financial statements of UBS and, in relation to any Counterparty or group of Counterparties, in the aggregate, US$10,000,000 (or its equivalent in another currency).

The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will apply to UBS and will apply to each Counterparty.

The “Automatic Early Termination” provision of Section 6(a) will not apply to UBS and will not apply to any Counterparty.

Payments on Early Termination. For the purpose of Section 6(e):

Market Quotation will apply.

The Second Method will apply.

“Termination Currency” means United States Dollars.

(h)	Additional Termination Event will apply. Each of the following shall constitute an Additional Termination Event:

the occurrence of an Event of Default under Section 5(a)(i) of the ISDA Master Agreement between Goldman Sachs Capital Markets, L.P. and each Counterparty dated as of the date hereof (the “Goldman Sachs ISDA”), in respect of which one or more Counterparties are the Defaulting Party under, and as each such term is defined in, the Goldman Sachs ISDA;

any Counterparty’s obligations to UBS under this Agreement cease to be payable, guaranteed and secured on a pari passu basis with all other First Priority Secured Obligations (as defined in the Security Agreement) in the manner set out in the Security Agreement;

any Collateral (as such term is defined in the Security Agreement) under the Security Agreement is released at any time in contravention of the provisions of the Security Agreement prior to UBS having consented in writing to such release (such consent not to be unreasonably withheld);

the Company (A) publicly announces an intent to (1) consolidate or amalgamate with, or merge with or into, or sell, transfer, assign, lease, or convey all or substantially all its Property (as defined in each of the Indenture and the Loan Agreement) to, another person or entity other than a Counterparty, or (2) otherwise dispose of, to another person or entity other than a Counterparty, all or substantially all its Property, in either case, in any one transaction or series of transactions and (B) fails to provide assurances, in form and substance reasonably satisfactory to UBS, that the Surviving Person (as defined in each of the Indenture and the Loan Agreement) shall expressly assume the Company’s obligations hereunder and that such Surviving Person shall acquire any such Property subject to the security interest granted to UBS pursuant to the Security Agreement; and

the failure to make any Prepayment Offer, Principal Station Prepayment Offer, Coverage Ratio Prepayment Offer or Event of Loss Offer (as each such term is defined in each of the Indenture and the Loan Agreement) (each, a “Relevant Prepayment Offer”) on or prior to the fifth Local Business Day following the expiration of the period during which any such Relevant Prepayment Offer is required to be made under the terms of the Indenture or the Loan Agreement in such circumstances where no consideration payment contemplated by Part 5(h) hereof is made.

For the purposes of the foregoing Termination Events, the sole Affected Party shall be each Counterparty.

Tax Representations.

Payer Tax Representations. For the purposes of Section 3(e), UBS and each Counterparty make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

Payee Tax Representations. For the purposes of Section 3(f), UBS makes the following representations:

(1)	In respect of each Transaction that UBS enters into under this Agreement through an Office that is located in the U.S., UBS makes the following representation to each Counterparty:

Each payment received or to be received by UBS in connection with this Agreement will be effectively connected with the conduct of a trade or business by UBS in the U.S.

(2)	In respect of each Transaction that UBS enters into under this Agreement through an Office that is not located in the U.S., UBS makes the following representations to each Counterparty:

No payment received or to be received by UBS under this Agreement will be effectively connected with UBS’s conduct of a trade or business within the U.S. It is fully eligible for the benefits of the “Business Profits” or “Industrial and Commercial Profits” provision, as the case may be, the “Interest” provision or the “Other Income” provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the Specified Jurisdiction. Each payment received or to be received by it in connection with this Agreement (other than interest under Section 2(e), 6(d)(ii) and 6(e)) qualifies as “Business Profits,” “Industrial and Commercial Profits,” “Interest” or “Other Income” under the Specified Treaty.

If such representation applies, then:

"Specified Treaty” means, with respect to a Transaction, the tax treaty applicable between the United States of America and Switzerland.

"Specified Jurisdiction” means the United States of America.

UBS is a “non-U.S. branch of a foreign person” as that term is used in section 1.1441-4(a)(3)(ii) of the U.S. Treasury Regulations (the “Regulations”), and UBS is a “foreign person” as that term is used in section 1.6041-4(a)(4) of the Regulations.

(c)	Payee Tax Representations. For the purpose of Section 3(f) of this Agreement, each Counterparty makes the following representation to UBS: Each Counterparty is a corporation organized under the laws of the state indicated next to its name in Annex A hereto.

Agreement to Deliver Documents

For the purpose of Section 4(a):

(a) Tax forms, documents, or certificates to be delivered are:

Party required to		Date by which
deliver document	Forms/Documents/Certificates	to be delivered
Each Counterparty	United States Internal Revenue Service Form W-9, or any successor form.	(i) On a date which
is before the first
Scheduled Payment
Date under this
Agreement, (ii)
promptly upon
reasonable demand
by UBS, and (iii)
promptly upon
learning that any
such form
previously provided
by any Counterparty
has become
obsolete,
incorrect, or
ineffective.

UBS	With respect to each
Transaction that is entered
into under this Agreement
through an Office of UBS
that is located in the
U.S., one duly executed and
completed U.S. Internal
Revenue Service Form W-8ECI
(or successor thereto).	(i) Upon execution
and delivery of
this Agreement,
with such form to
be updated at the
beginning of each
succeeding three
calendar year
period beginning
after execution of
this Agreement, or
as otherwise
required under then
applicable U.S.
Treasury
Regulations; (ii)
promptly upon
reasonable demand
by any
Counterparty; and
(iii) promptly upon
learning that any
Form W-8ECI (or any
successor thereto)
has become obsolete
or incorrect.

UBS	With respect to each
Transaction that is entered
into under this Agreement
through an Office of UBS
that is not located in the
U.S., one duly executed and
completed U.S. Internal
Revenue Service Form W-8BEN
(or successor thereto).	(i) Upon execution
and delivery of
this Agreement,
with such form to
be updated at the
beginning of each
succeeding three
calendar year
period beginning
after execution of
this Agreement, or
as otherwise
required under then
applicable U.S.
Treasury
Regulations; (ii)
promptly upon
reasonable demand
by any
Counterparty; and
(iii) promptly upon
learning that any
Form W-8BEN (or any
successor thereto)
has become obsolete
or incorrect.

(b) Other documents to be delivered are:

Party required to		Date by which to be	Covered by Section
deliver	Form/Document/Certificate	delivered	3(d) Representation
Evidence of authority of
	signatories, and with	Upon or promptly
UBS and each	respect to UBS, a Power	following execution
Counterparty	of Attorney	of this Agreement	Yes

Any Credit Support
	Document specified in	Upon execution of
The Company	Part 4(f) herein	this Agreement	Yes

Most recent annual
	audited and quarterly	Promptly following
	financial statements of	reasonable demand
UBS	UBS	by the Company	Yes

Most recent consolidated
annual audited and
quarterly financial
	statements of the	Promptly following
	Company and its	reasonable demand
The Company	subsidiaries	by UBS	Yes

Any report, notice,
certificate, legal
opinion or other notice
or document provided to
the (i) Collateral Agent
(as defined in the
Security Agreement)
under the Security
Agreement including, but
not limited to, Section
9.11(c) or Section 9.13
of the Security
Agreement, and (ii)
Trustee (as defined in
the Indenture) under the
Indenture and (iii)
	Administrative Agent (as	Simultaneously with
	defined in the Loan	providing such
	Agreement) under the	document to the
	Loan Agreement, Security	Collateral Agent or
	Agreement and/or the	Trustee, as the
The Company	Indenture.	case may be	Yes

Each Counterparty	Certified board	Upon execution of	Yes
	resolutions of each	this Agreement	—
	Counterparty authorizing	—
the entering into of
this Agreement and the
Transactions
contemplated hereunder
UCC-1 Financing
Statement previously
filed granted by each
Counterparty for the
benefit of the First
Priority Security
Parties (as defined in
the Security Agreement
	dated as of December 30,	Upon execution of
Each Counterparty	2005)	this Agreement	Yes

An Additional Secured
Party Consent
substantially in the
form attached as Annex 7
	to, and as defined in,	Upon execution of
UBS	the Security Agreement	this Agreement	Yes

An opinion of counsel to
each Counterparty in
substantially the form
	attached hereto as	Upon execution of
The Company	Exhibit “A.”	this Agreement	No

Miscellaneous

Addresses for Notices. For the purpose of Section 12(a):

Address for notices or communications to UBS:

Address: 677 Washington Boulevard Stamford, CT 06901, U.S.A. Attention: Legal Affairs Facsimile No.: 203-719-0680

Address for notices or communications to each Counterparty:

Address: Paxson Communications Corporation (for, and on behalf of each Counterparty) 601 Clearwater Park West Palm Beach, FL 33401

Attention: General Counsel

Facsimile No.: 561-682-4270

Process Agent. For the purpose of Section 13(c):

UBS appoints as its Process Agent: Not applicable.

Each Counterparty appoints as its Process Agent: Not applicable.

Offices. The provisions of Section 10(a) will apply to this Agreement.

Multibranch Party. For the purpose of Section 10(c):

UBS is a Multibranch Party and may act through its branches in any of the following territories or countries: England and Wales, France, Hong Kong, United States of America, Singapore, Sweden and Switzerland.

None of the Counterparties are Multibranch Parties.

Calculation Agent. The Calculation Agent is UBS, unless (i) otherwise specified in the Confirmation to a Transaction hereunder, in which case the Calculation Agent shall be as specified in the relevant Confirmation or (ii) an Event of Default has occurred in respect of which UBS is the Defaulting Party, in which case the Company may designate a Reference Market-maker as the Calculation Agent.

Credit Support Document.

Credit Support Document means, in relation to UBS, not applicable.

Credit Support Document means, in relation to each Counterparty, (i) for purposes of Section 5 and the provisions of the Agreement, including this Schedule, pertaining thereto, the Security Agreement and (ii) for purposes of all other sections of this Agreement, including this Schedule, each of the Indenture, the Loan Agreement and the Security Agreement. Without prejudice to Section 5(a)(vi), and the provisions of this Schedule pertaining thereto, for the avoidance of doubt, a default under the Indenture and/or the Loan Agreement will not constitute an Event of Default or Termination Event for purposes of this Agreement unless the obligations under the Indenture and/or the Loan Agreement have become due and payable in accordance with their terms.

Credit Support Provider.

Credit Support Provider means, in relation to UBS, not applicable.

Credit Support Provider means, in relation to each Counterparty, not applicable.

Governing Law. Section 13(a) is hereby replaced with the following:

"(a) Governing Law. This Agreement and each Transaction entered into hereunder will be governed by, and construed and enforced in accordance with, the law of the State of New York without reference to its choice of law doctrine.”

Jurisdiction. Section 13(b) is hereby amended by:

(i) deleting in the second line of subparagraph (i) thereof the word “non-”; and
(ii) deleting the final paragraph thereof.

Netting of Payments. Subparagraph (ii) of Section 2(c) will apply.

Other Provisions.

Accuracy of Specified Information. Section 3(d) is hereby amended by adding in the third line thereof after the word “respect” and before the period, the phrase “or, in the case of audited or unaudited financial statements, a fair presentation of the financial condition of the relevant person or persons in accordance with generally accepted accounting principles of the jurisdiction of such person or persons.”

Additional Representations. The parties agree to amend Section 3 by adding new Sections 3(g), (h), (i), (j), (k) and (l) as follows:

"(g)	No Agency. It is entering into this Agreement and each Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise).

(h)	Eligible Contract Participant. It is an “eligible contract participant” as defined in the U.S. Commodity Exchange Act, as amended.

(i)	Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of any other party’s investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from any other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(j)	Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(k)	Status of Parties. No other party is acting as a fiduciary for or an adviser to it in respect of that Transaction.

(l)	Representations and Warranties of each Counterparty as to Compliance with Obligations and Applicable Internal Policies. Each Counterparty represents and warrants to and for the benefit of UBS as of the date hereof, and shall be deemed to represent and warrant to and for the benefit of UBS as of the date of this Agreement and as of the date of each Transaction that this Agreement and each Transaction entered into under this Agreement (i) is entered into in accordance with, and will at all times comply with, the Loan Agreement, the Indenture, the Security Agreement and applicable internal policies, guidelines or other requirements (including without limitation any investment policy) of each such Counterparty (if any), as may be adopted or amended from time to time by each such Counterparty that may affect the due authorization or validity of any Transaction or the Agreement and (ii) constitute a Secured Hedging Agreement (as defined in the Security Agreement).”

Transfer. The following amendments are hereby made to Section 7:

in the third line, insert the words “which consent will not be arbitrarily withheld or delayed,” immediately before the word “except”;

in clause (a), insert the words “or reorganization, incorporation, reincorporation, or reconstitution into or as,” immediately before the word “another”; and

(iii) add the following at the end thereof:

“For purposes of this Section 7, the non-transferring party’s withholding of consent to a proposed transfer will not be deemed to be unreasonable if, without limitation: (i) an Event of Default, Potential Event of Default or Termination Event will exist following such transfer; (ii) the creditworthiness of the proposed transferee is materially weaker than that of the transferring party immediately prior to such transfer, unless the transferring party provides a satisfactory guarantee or other credit support acceptable to the non-transferring party (or if the transferring party has a credit support provider and the transfer is to a party other than such credit support provider, unless such credit support provider provides a satisfactory credit support document to the non-transferring party or its existing credit support document remains in full force and effect, in each case in respect of the obligations of the proposed transferee); (iii) on the next succeeding Scheduled Payment Date, the non-transferring party will be required to gross up its payments to the proposed transferee or receive payments from the proposed transferee net of withholding or deduction that would not otherwise be required hereunder or under applicable law in the absence of the proposed transfer; (iv) the proposed transferee and its credit support provider, if any, do not satisfy the criteria that the non-transferring party applies in good faith in deciding whether to offer or make an extension of credit, renew or extend credit, increase credit or to enter into transactions similar to the Transactions subject to the proposed transfer; or (v) the proposed transfer would adversely affect the non-transferring party’s netting or set-off rights hereunder or under applicable law.

Notwithstanding the provisions of this Section 7, a party hereto (such party, the "Transferring Party”) may transfer all of its rights and obligations under this Agreement, including any Transaction hereunder, in whole but not in part, (the "Transferred Obligations”) to another entity (the “Transferee”) without the consent of the party that is not the Transferring Party (the “Remaining Party”, which, for the avoidance of doubt, means, for the purposes hereof, UBS, where a Counterparty is the Transferring Party, and the Company, where UBS is the Transferring Party), provided that:

(1)	the creditworthiness of the Transferee is reasonably acceptable to the Remaining Party;

(2)	the Transferee and the Remaining Party shall have executed a master agreement in form and substance satisfactory to the Remaining Party with terms appropriate for counterparties with the Transferee’s credit rating, as determined by the Remaining Party in good faith (including such Credit Support Documents as shall be required by the Remaining Party and appropriate for counterparties with the Transferee’s credit rating, as determined by the Remaining Party in good faith) under which the Transferred Obligations will be governed;

(3)	at the time of such transfer, no Early Termination Date shall have been designated under this Agreement and no Event of Default, Potential Event of Default or Termination Event shall have occurred and be continuing under this Agreement with respect to the Transferring Party, or, where the Transferring Party is a Counterparty, any Significant Counterparty;

(4)	such transfer will not result in the violation of any law, regulation, rule, judgment, order or other legal limitation or restriction applicable to the Remaining Party;

(5)	such transfer will not result in a violation of the Remaining Party’s counterparty eligibility or credit practices or policies or exposure limitations;

(6)	at the time of such transfer, no event which would constitute a Termination Event, Event of Default or Potential Event of Default with respect to the Transferee if the Transferee were a party to this Agreement shall have occurred or will result from such transfer; and

(7)	such transfer will not result in any adverse tax consequences to the Remaining Party, including the obligation to deduct or withhold an amount with respect to any Tax from payments required to be made to the Transferee, the receipt of payments from the Transferee from which amounts with respect to any Tax may be deducted or withheld or the imposition of any tax, levy, impost, duty charge, or fee of any nature by any government or taxing authority which would not have been imposed but for such transfer.

Upon any such transfer, the Transferring Party’s obligations with respect to each Transaction that has been the subject of such a transfer shall terminate with effect from the date of such transfer, but without prejudice to any obligations of the Transferring Party that accrued in respect of such Transactions prior to the date of such transfer which shall remain in full force and effect until extinguished.”

(d)	Consent to Recording. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties and their Affiliates in connection with this Agreement or any potential Transaction and (ii) agrees to give notice to its relevant personnel and to that of its Affiliates that their calls will be recorded.

(e)	Set-off. The parties agree to amend Section 6 by adding a new Section 6(f) as follows:

"(f) Upon the occurrence of an Event of Default or Termination Event under Section 5(b)(iv) with respect to a party (“X”), the other party (“Y”) will have the right (but not be obliged) without prior notice to X or any other person to set-off or apply any obligation of X then liquidated, due and owing to Y (whether or not arising under this Agreement, and regardless of the currency, place of payment or booking office of the obligation) against any obligation of Y then liquidated, due and owing to X (whether or not arising under this Agreement, and regardless of the currency, place of payment or booking office of the obligation). Y will promptly give written notice to the other party of any set-off effected under this Section 6(f).

Amounts (or the relevant portion of such amounts) subject to set-off may be converted by Y into the Termination Currency at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section 6(f) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).”

(f)	Additional Representations and Agreements of each Counterparty. In addition to the representations specified in Section 3 of the Agreement and agreements contained in Section 4 of the Agreement, each Counterparty represents to UBS at all times until the termination of this Agreement that:

(i)	the Agreement constitutes an Interest Rate Agreement for purposes of, and as defined in, both the Loan Agreement and the Indenture, the Agreement constitutes a Secured Hedging Agreement (as defined in the Security Agreement), the obligations of each Counterparty to UBS hereunder constitute Permitted Debt, Permitted First Priority Obligations and Hedging Obligations under, and as each such term is defined in, each of the Indenture and the Loan Agreement, the security interests granted to UBS pursuant to the Security Agreement constitute a Permitted Lien under, and as each such term is defined in, each of the Indenture and the Loan Agreement and First Priority Secured Obligations and Additional First Priority Secured Obligations (as each such term is defined in the Security Agreement) under the Security Agreement and UBS has a first priority security interest in the Collateral (as defined in the Security Agreement) on a pari passu basis with all other First Priority Secured Obligations (as defined in the Security Agreement) and is a First Priority Security Party [sic] and an Additional First Priority Secured Party (as each such term is defined in the Security Agreement);

(ii)	the obligations of each Counterparty to UBS hereunder have been entered into by each such Counterparty for the purpose of limiting interest rate risk in the ordinary course of the financial management of each such Counterparty and not for speculative purposes and are directly related to payment obligations on debt which is permitted debt under all agreements of any nature to which each such Counterparty or any of its subsidiaries is a party; and

(iii)	the obligations incurred by the Company hereunder are hereby designated as “Designated Senior Debt” under each class of the Company’s existing and future Subordinated Obligations of the type described in clause (i) of the definition of Subordinated Obligations in the Indenture and the Loan Agreement.

(g)	Relevant Prepayment Offers; Principal Payments.

(i)	The Company agrees that it will not, without the prior written consent of UBS, which shall not be unreasonably withheld, conditioned or delayed, fail to make any Relevant Prepayment Offer that it is required to make under the Indenture or the Loan Agreement.

(ii)	Each Counterparty agrees that, in the event of any payment to be made in respect of principal of any other First Priority Secured Obligation or any Second Priority Secured Obligation (as each such term is defined in the Security Agreement) outstanding at any time (whether by way of prepayment, provision for payment, redemption, repurchase, payment at maturity, defeasance, or otherwise (a “Principal Payment”)), it will notify UBS of such Principal Payment at least five Local Business Days prior to such Principal Payment (or such lesser period as may be reasonably practical in the case of Principal Payments to be made in connection with a Relevant Prepayment Offer).

(iii)	Each Counterparty agrees that, upon the occurrence of a Principal Payment, the Relevant Portion of all outstanding Transactions hereunder will be automatically terminated, closed out and liquidated and a settlement payment in the appropriate amount, as determined by UBS in its good faith discretion, will be made by one party to the other. For the avoidance of doubt, a failure to make any such settlement payment shall constitute a failure to pay under Section 5(a)(i) rather than a breach of agreement under Section 5(a)(ii).

For purposes of this Part 5(g)(iii):
“Relevant Portion” means the corresponding portion of the notional amount of each outstanding Transaction hereunder, as determined by UBS, that is necessary to cause each remaining portion of the notional amounts thereunder to equal the UBS Percentage of each of the corresponding outstanding principal amounts of the obligations owed to the First Priority Bank Creditors, the First Priority Note Creditors and the Second Priority Note Creditors respectively (as each such term is defined in the Security Agreement); and
“UBS Percentage” means the amount, expressed as a percentage, determined by dividing the aggregate of the original notional amounts of all Transactions entered into hereunder by the aggregate of the original principal amounts of the obligations owed to the First Priority Bank Creditors, the First Priority Note Creditors and the Second Priority Note Creditors.

(h)	Consideration Payment. Each Counterparty agrees that if, upon the occurrence of an Acceleration Event, any Counterparty pays or gives Consideration Value to the First Priority Bank Creditors or the First Priority Note Creditors, or both (collectively referred to herein as “First Priority Debt Creditors”) in exchange for a waiver, forbearance or similar concession in lieu of acceleration, such Counterparty shall pay or grant to UBS similar Consideration Value, except as provided below, in an amount equal to the Swap Consideration Amount, on each respective Consideration Payment Date as described below.

If, in connection with the foregoing, any Counterparty delivers to the First Priority Debt Creditors equity interests of the type described in clause (iii) of the definition of Consideration Value below, and UBS reasonably determines that it cannot, under laws applicable to it, receive or hold such equity interests, UBS, at its cost, shall employ a nationally recognized independent firm of appraisers or valuation experts, skilled and experienced in determining the fair value of equity interests of the type delivered to the First Priority Debt Creditors and reasonably acceptable to the Company (the “Valuation Agent”), who shall determine in good faith, using commercially reasonable and generally accepted valuation techniques, the current market value (in USD) of such equity interests based on the facts and circumstances then existing (the “Valuation Amount”). Promptly upon making its determination, the Valuation Agent shall provide a detailed report to UBS and the Company, which shall be binding on UBS and the Counterparties and conclusive absent manifest error. The Valuation Amount as so determined shall then be considered the Consideration Value for purposes of this Part 5(h). On the fifth (5th) Local Business Day following the receipt by UBS and the Company of such report (which, for purposes of this Part 5(h), shall be considered the Consideration Payment Date), the Counterparties shall pay UBS, in USD cash, the UBS Share of such Consideration Value.
If the Consideration Value is deemed to be zero pursuant to clause (iv) of the definition thereof, but any Counterparty in connection with an Acceleration Event has provided to the First Priority Debt Creditors (i) additional guarantors or credit enhancement of any kind, or (ii) a pledge of additional collateral (to the extent such collateral does not become part of the Collateral under the Security Agreement), the Counterparties shall concurrently provide or grant UBS equivalent guarantees or credit enhancement, or a proportionate right in such collateral (under terms and conditions substantially equivalent to those contained in the Security Agreement), in each case to secure the obligations of the Counterparties hereunder.
Notwithstanding the foregoing provisions of this Part 5(h), prior to making the first required Consideration Payment to UBS as otherwise required hereunder with respect to any Acceleration Event, the Company may provide UBS with written notice of its intent to terminate all Transactions outstanding under this Agreement (an “Acceleration Event Termination Notice”), in which event an Additional Termination Event will be deemed to have occurred in respect of which the Counterparties shall be deemed the sole Affected Party and the date of the Company’s delivery of the Acceleration Event Termination Notice shall be deemed to have been designated as the Early Termination Date for purposes of Section 6(b)(iv).
For purposes of this Part 5(h):
“Acceleration Event” means any event that (i) under the Indenture or the Loan Agreement, immediately or with the giving of notice or the passage of time, or both, would enable the First Priority Note Creditor or the First Priority Bank Creditors to declare the outstanding balance of the Notes or the Loan (as defined, respectively, in the Indenture and the Loan Agreement), as the case may be, to be immediately due and payable in advance of the scheduled maturity thereof, and (ii) would not also give UBS the right, immediately or with the giving of notice or the passage of time, or both, to designate an Early Termination Date with respect to an Event of Default or a Termination Event under this Agreement.

"Consideration Value” shall mean any one or more of the following:

(i) the aggregate of any cash payments (excluding indemnities, costs, losses, expenses or the like paid in connection therewith) made by the Counterparties to any First Priority Debt Creditor, each date such payments are made to First Priority Debt Creditors being a Consideration Payment Date;

(ii) for interest rate concessions granted by the Counterparties to any First Priority Debt Creditor (i.e., increases in any amounts deemed or treated under applicable law as interest, whether by way of actual increases in interest rates or by way of increases in fees, charges or other monetary compensation for which no applicable value, service, loss, cost or expense is provided, suffered or incurred by the First Priority Debt Creditors), an amount equal to the product of the increase in effective interest rate, multiplied by the Expected Exposure, in each case as of each respective Interest Payment Date (as defined in the Indenture and the Loan Agreement, respectively) (each such Interest Payment Date being a Consideration Payment Date);

(iii) for any equity interests granted by the Counterparties, or any of them, to any First Priority Debt Creditor, including stock, warrants, options, assets or interests therein, the exact kind, quantity or interests in such equity interests granted to such First Priority Debt Creditors, or in the case of unique property, a proportionate undivided interest therein, in each case to the extent UBS will not otherwise receive its proportionate share of such property or interests pursuant to its rights as an Additional First Priority Secured Party under the Security Agreement (each date such interests or rights are granted to the First Priority Debt Creditors being a Consideration Payment Date); and

(iv) for all other consideration granted to any First Priority Debt Creditor (e.g., the addition of restrictive covenants or agreements, the pledge of additional collateral, the addition of additional guarantors or credit enhancement and the like), the Consideration Value shall be deemed to be zero.

"Consideration Payment Date” means the date or dates described in the definition of Consideration Value on which payments are to be made or consideration is to be granted to UBS under this Part 5(h), except that in the case of any Swap Consideration Amount based on a Valuation Amount, the Consideration Payment Date shall be the fifth (5th) Local Business Day following the receipt by the Counterparties of the Valuation Agent’s report on the Valuation Amount.
“UBS Share” means the percentage, expressed as a decimal, determined by multiplying (i) an amount equal to (A) the Expected Exposure divided by (B) the aggregate outstanding obligations owed to the First Priority Debt Creditors as of the date of calculation (whether or not then due and payable), by (ii) the UBS Percentage, expressed as a decimal.

"Swap Consideration Amount” means, in respect of any Consideration Payment Date, an amount equal to the product of (a) the Consideration Value multiplied by (b) the UBS Share.

"Expected Exposure” means, in respect of a Consideration Payment Date, an amount determined on the basis of quotations obtained by the Calculation Agent from Reference Market-makers. Each such quotation will be for the maximum expected or average exposure (and not the peak future exposure or maximum likely exposure or similar concept) determined by the relevant Reference Market-maker in respect of the aggregate of all outstanding Transactions hereunder and the aggregate of all outstanding transactions under the Goldman Sachs ISDA and the credit exposure created thereby from the perspective of a dealer. The Calculation Agent will request each Reference Market-maker to provide its quotation, to the extent reasonably practicable, as of the same day and time (without regard to difference time zones) on or as soon as reasonably practicable after UBS becomes aware that a Consideration Payment Date is to occur. The day and time as of which those quotations are to be obtained will be selected in good faith by the Calculation Agent. If more than three quotations are provided, the Expected Exposure will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three quotations are provided, the Expected Exposure will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If the Expected Exposure is a negative number, then the Expected Exposure shall be deemed to be zero. If fewer than three quotations are provided, either by Reference Market-makers selected by the Calculation Agent or by Reference Market-makers selected by the Company, the Expected Exposure will be determined by the Calculation Agent in a commercially reasonable manner.

(i)	Waiver of Trial by Jury. Each party hereby irrevocably waives any and all right to trial by jury in any Proceeding.

(j)	Failure to Pay or Deliver. Section 5(a)(i) shall be amended by inserting the words “by, or on behalf of, such party” immediately after the word “remedied”.

(k)	Direct Obligations of Each Subsidiary: Subsidiary Guaranties. Consistent with their intentions, each Subsidiary has entered into this Agreement as a direct obligor, on a joint and several basis, in respect of UBS. However, to provide further assurance to UBS and to protect UBS in the event that, for any reason whatsoever, one or more Subsidiaries are not liable hereunder as a direct obligor in respect of UBS, each such Subsidiary hereby jointly and severally, and unconditionally, guarantees to UBS (i) the due and punctual payment of the obligations of the Company under this Agreement and all Transactions hereunder, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on any overdue amounts hereunder, to the extent lawful, and the due and punctual performance of all other obligations of the Company in accordance with the terms of this Agreement and (ii) in the case of any extension of time of payment or renewal of any other obligations hereunder, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Subsidiary’s obligations hereunder constitute a guarantee of payment and not of collection.

Each Subsidiary hereby agrees that UBS may, at any time and from time to time, either before or after the maturity thereof, without notice to, or further consent of, any Subsidiary, extend the time of payment of, exchange or surrender any collateral for, or renew, any of the obligations, and may also make any agreement with the Company or with any other party to, or person liable on, any of the obligations, for the extension, renewal, payment, compromise, waiver, discharge or release thereof, in whole or in part, or for any amendment or modification of the terms thereof, or of this Agreement, or any other agreement between UBS and the Company, or any such other party or person, without in any way impairing or affecting the liabilities of each Subsidiary hereunder.

Each Subsidiary hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of this Agreement, any failure to enforce the provisions of this Agreement, any waiver, modification or indulgence granted with respect thereto by UBS, or by the existence, validity, enforceability, perfection or extent of any collateral therefor, or any other circumstances (other than payment) which may otherwise constitute a legal or equitable defense or discharge of a surety or such Subsidiary.

For purposes hereof, the obligations shall be due and payable when due and payable under the terms of this Agreement (subject to any applicable grace periods hereunder) notwithstanding the fact that the collection or enforcement thereof as against the Company may be stayed or enjoined by Title 11 of the United States Bankruptcy Code or other similar applicable law, it being understood however that this Agreement constitutes a swap agreement entitled to special protections under the United States Bankruptcy Code.

Each Subsidiary hereby waives notice of the acceptance of this guarantee, diligence, presentment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, any right to require UBS to proceed against, or exhaust, any collateral or other security held, any right to require UBS to pursue any other remedy in its power whatsoever, whether against the Company or any other obligor principally or secondarily obligated with respect to the obligations, protest or notice with respect to any obligations of the Company and all demands whatsoever, and covenants that this guarantee will not be discharged as to any obligations except by discharge in full thereof and any interest thereon.

(k)	Continuing Liability. In the event that any payment in respect of any obligations is rescinded or must otherwise by returned for any reason whatsoever, each Counterparty shall remain liable hereunder in respect of such obligations as if such payment had not been made.

(l)	Fraudulent Conveyance or Transfer. The obligations of each Counterparty pursuant hereto are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Counterparty and after giving effect to any collections from or payments made by or on behalf of any other Counterparty in respect of the obligations of such other Counterparty pursuant to this Agreement, result in the obligations of such Counterparty hereunder not constituting a voidable fraudulent conveyance or fraudulent transfer under federal or state law.

(m)	Additional Counterparties. The Company covenants and agrees that it will cause any person which becomes obligated to guarantee the Company’s obligations, pursuant to Section 4.14 of the Indenture and Section 6.13 of the Loan Agreement, to execute a supplemental agreement pursuant to which such person shall become a Subsidiary and a direct obligor hereunder on a joint and several basis with the same effect and to the same extent as if such person had been named herein as a Subsidiary and a Counterparty on the date hereof.

(n)	Release of Subsidiaries. Notwithstanding any other provision of this Agreement to the contrary, if a Subsidiary is dissolved in a manner and in an amount permitted by the proviso contained within Section 4.17 of the Indenture or Section 6.16 of the Loan Agreement, such Subsidiary shall be automatically released from its obligations under this Agreement, with effect from the date of such dissolution, without the consent of any other party hereto.

(o)	Amendments. The Company will not enter into any amendments to the Indenture, the Loan Agreement or the Security Agreement that would materially adversely affect the rights of UBS as contemplated by this Agreement, without UBS’ prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

(p)	Definitions. As used herein and throughout this Agreement, (i) “Indenture” means that certain indenture, dated as of December 30, 2005, relating to the first priority notes ($400,000,000 aggregate principal amount) due 2012, among the Company, as issuer, certain named subsidiary guarantors, and The Bank of New York, NA, as trustee (except as otherwise provided herein, as such may from time to time be amended, modified or supplemented); (ii) "Security Agreement” shall mean that certain pledge and security agreement dated as of December 30, 2005, including the intercreditor provisions therein, among the Company, The Bank of New York, NA, as collateral agent trustee, first priority trustee and second priority trustee, and Citicorp North America, Inc., as first priority administrative agent (except as otherwise provided herein, as such may from time to time be amended, modified or supplemented); and (iii) “Loan Agreement” shall mean that certain term loan agreement, dated as of December 30, 2005, among the Company, as borrower, certain named subsidiary guarantors, certain lenders and Citicorp North America, Inc., as administrative agent, (except as otherwise provided herein, as such may from time to time be amended, modified or supplemented).

IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

UBS AG	PAXSON COMMUNICATIONS CORPORATION (a Delaware corporation)

By:	By:
Name:	Name: Richard Garcia
Title:	Title: Senior Vice President and Chief Financial Officer

Date: February 22, 2006	Date: February 22, 2006

Date: To:

Attn: Fax No:
From:
Subject:
Trade Date:
Effective Date:
Termination Date:
Fixed Amounts

Fixed Rate Payer:
Fixed Rate:
Fixed Rate Day Count Fraction: Fixed Rate Payer Payment Dates:
UBS AG Ref: 40783045	Page — 1 -

22 February 2006

Paxson Communications Corporation and each of its subsidiaries listed in Annex A of the ISDA Master agreement dated as of 22 February 2006, collectively the “Counterparties” (“Counterparty”)

Richard Garcia

UBS AG, LONDON BRANCH (“UBS AG”) UBS AG Ref: 40783045 (the “Transaction”) Counterparty Ref: 397721
Dear Sirs,

The purpose of this communication is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below. This Confirmation constitutes a “Confirmation” as referred to in the Master Agreement or Agreement specified below.

The definitions contained in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between any of the definitions listed above and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to the ISDA Master Agreement dated as of 22 February 2006 as amended and supplemented from time to time (the “Agreement”) between Counterparty and UBS AG. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.
The terms of the particular Rate Swap Transaction to which this Confirmation relates are as follows: General Terms

Notional:

USD 222,750,000

22 February 2006

23 February 2006

15 January 2013, subject to adjustment in accordance with the Modified Following Business Day Convention

Counterparty
11.36 percent per annum Actual/360

15 January, 15 April, 15 July, 15 October in each year, commencing on 15 April 2006, and ending on the Termination Date, subject to adjustment in accordance with the Business Day Convention specified immediately below

Modified Following
New York and London
Adjusted in accordance with the Modified Following Business Day Convention
UBS AG
USD-LIBOR-BBA 3 month
Actual/360
Plus 6.25 percent 4.52688%
15 January, 15 April, 15 July, 15 October in each year, from and including 15 April 2006, up to and including the Termination Date, subject to adjustment in accordance with the Business Day Convention specified immediately below

Modified Following The first day of each calculation period Adjusted in accordance with the Modified Following Business Day Convention Inapplicable New York and London UBS AG Ref: 40783045	Page — 2 -

Business Day Convention:

Business Days:

Fixed Rate Period End Dates:

Floating Amounts

Floating Rate Payer:

Floating Rate Option:

Designated Maturity:

Floating Rate Day Count Fraction:

Spread:

Floating Rate for Initial Calculation Period: Floating Rate Payer Payment Dates: Business Day Convention:

Floating Rate Payer Reset Dates: Floating Rate Period End Dates: Compounding:

Business Days:

Relationship Between Parties

Each party will be deemed to represent to the other party on the date on which it enters into this Transaction that (in the absence of a written agreement between the parties which expressly imposes affirmative obligations to the contrary for this Transaction):

(a) Non-Reliance. Each party is acting for its own account, and has made its own independent decisions to enter into this Transaction and this Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisers as it has deemed necessary. Each party is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanation relating to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Transaction.

(b) Assessment and Understanding. Each party is capable of assessing the merits of and understands (on its own behalf or through independent professional advice), and accepts, the terms, conditions and risks of this Transaction. Each party is also capable of assuming, and assumes, the risks of this Transaction.
(a)

UBS AG Ref: 40783045 Page — 3 -
Status of the Parties. Neither party is acting as a fiduciary for or as an adviser to the other in respect of this Transaction.

References in this clause to “a party” shall, in the case of UBS AG, London Branch and where the context so allows, include references to any affiliate of UBS AG, London Branch.

Account Details
Currency: Correspondent Bank: Swift Address: Favour: Swift Address:	USD UBS AG STAMFORD UBSWUS33XXX UBS AG LONDON BRANCH UBSWGB2LXXX

Account No: 101-WA-140007-000 Further Credit To:
Swift Address:
Account No:

Offices
(a) The office of UBS AG for the Swap Transaction is LONDON and
(b) The office of the Counterparty for the Swap Transaction is [TBD]

Contact Names at
UBS AG
Pre Value Payments:	Pre Value Payment Investigations:	(44)	20	7568	2665
Post Value Payments:	Post Value Payment Investigations:	(44)	20	7567	8999
Confirmation Queries:	Confirmation Control:	(44)	20	7567	2659
ISDA Documentation:	Credit Risk Management:	(44)	20	7567	4557
Swift:	UBSWGB2L
Fax:	(44) 20 7567 2685 or 2990
Address:	100 Liverpool Street, London, EC2M 2RH
	UBS AG

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by executing a copy of this Confirmation and returning it to us or by sending to us a letter or facsimile substantially similar to this letter, which letter or facsimile sets forth the material terms of the Transaction to which this Confirmation relates and indicates your agreement to those terms or by sending to us a return letter or facsimile in the form attached.

Yours Faithfully
For and on behalf of

UBS AG LONDON BRANCH
S.CONTName: Jonathan Moss Title: Director

Name: Jonathan McTernan Title: Associate Director

Date: To:

Attn: Fax No:
From:
Subject:
Trade Date:
Effective Date:
Termination Date:
Fixed Amounts

Fixed Rate Payer:
Fixed Rate:
Fixed Rate Day Count Fraction: Fixed Rate Payer Payment Dates:
UBS AG Ref: 40783046	Page — 1 -

22 February 2006

Paxson Communications Corporation and each of its subsidiaries listed in Annex A of the ISDA Master agreement dated as of 22 February 2006, collectively the “Counterparties” (“Counterparty”)

Richard Garcia

UBS AG, LONDON BRANCH (“UBS AG”) UBS AG Ref: 40783046 (the “Transaction”) Counterparty Ref: 397721
Dear Sirs,

The purpose of this communication is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below. This Confirmation constitutes a “Confirmation” as referred to in the Master Agreement or Agreement specified below.

The definitions contained in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between any of the definitions listed above and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to the ISDA Master Agreement dated as of 22 February 2006 as amended and supplemented from time to time (the “Agreement”) between Counterparty and UBS AG. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.
The terms of the particular Rate Swap Transaction to which this Confirmation relates are as follows: General Terms

Notional:

USD 398,750,000

22 February 2006

23 February 2006

15 January 2012, subject to adjustment in accordance with the Modified Following Business Day Convention

Counterparty
8.355 percent per annum Actual/360

15 January, 15 April, 15 July, 15 October in each year, commencing on 15 April 2006, and ending on the Termination Date, subject to adjustment in accordance with the Business Day Convention specified immediately below

Modified Following
New York and London
Adjusted in accordance with the Modified Following Business Day Convention
UBS AG
USD-LIBOR-BBA 3 month
Actual/360
Plus 3.25 percent 4.52688%
15 January, 15 April, 15 July, 15 October in each year, from and including 15 April 2006, up to and including the Termination Date, subject to adjustment in accordance with the Business Day Convention specified immediately below

Modified Following The first day of each calculation period Adjusted in accordance with the Modified Following Business Day Convention Inapplicable New York and London UBS AG Ref: 40783046	Page — 2 -

Business Day Convention:

Business Days:

Fixed Rate Period End Dates:

Floating Amounts

Floating Rate Payer:

Floating Rate Option:

Designated Maturity:

Floating Rate Day Count Fraction:

Spread:

Floating Rate for Initial Calculation Period: Floating Rate Payer Payment Dates: Business Day Convention:

Floating Rate Payer Reset Dates: Floating Rate Period End Dates: Compounding:

Business Days:

Relationship Between Parties

Each party will be deemed to represent to the other party on the date on which it enters into this Transaction that (in the absence of a written agreement between the parties which expressly imposes affirmative obligations to the contrary for this Transaction):-

(a) Non-Reliance. Each party is acting for its own account, and has made its own independent decisions to enter into this Transaction and this Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisers as it has deemed necessary. Each party is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanation relating to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Transaction.

(b) Assessment and Understanding. Each party is capable of assessing the merits of and understands (on its own behalf or through independent professional advice), and accepts, the terms, conditions and risks of this Transaction. Each party is also capable of assuming, and assumes, the risks of this Transaction.
(a)

UBS AG Ref: 40783046 Page — 3 -
Status of the Parties. Neither party is acting as a fiduciary for or as an adviser to the other in respect of this Transaction.

References in this clause to “a party” shall, in the case of UBS AG, London Branch and where the context so allows, include references to any affiliate of UBS AG, London Branch.

Account Details
Currency: Correspondent Bank: Swift Address: Favour: Swift Address:	USD UBS AG STAMFORD UBSWUS33XXX UBS AG LONDON BRANCH UBSWGB2LXXX

Account No: 101-WA-140007-000 Further Credit To:
Swift Address:
Account No:

Offices
(a) The office of UBS AG for the Swap Transaction is LONDON and
(b) The office of the Counterparty for the Swap Transaction is [TBD]

Contact Names at
UBS AG
Pre Value Payments:	Pre Value Payment Investigations:	(44)	20	7568	2665
Post Value Payments:	Post Value Payment Investigations:	(44)	20	7567	8999
Confirmation Queries:	Confirmation Control:	(44)	20	7567	2659
ISDA Documentation:	Credit Risk Management:	(44)	20	7567	4557
Swift:	UBSWGB2L
Fax:	(44) 20 7567 2685 or 2990
Address:	100 Liverpool Street, London, EC2M 2RH
	UBS AG

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by executing a copy of this Confirmation and returning it to us or by sending to us a letter or facsimile substantially similar to this letter, which letter or facsimile sets forth the material terms of the Transaction to which this Confirmation relates and indicates your agreement to those terms or by sending to us a return letter or facsimile in the form attached.

Yours Faithfully
For and on behalf of

UBS AG LONDON BRANCH
S.CONTName: Jonathan Moss Title: Director

Name: Jonathan McTernan Title: Associate Director